                                                           Exhibit No. EX-99.j.2

                                POWER OF ATTORNEY

     I, Adela Cepeda,  Trustee of The UBS Funds, UBS Relationship  Funds and SMA
Relationship  Trust  (each a  "Trust"),  hereby  constitute  and  appoint Amy R.
Doberman,  David M.  Goldenberg,  Bruce G.  Leto,  Mark A.  Sheehan  and Jana L.
Cresswell,  and each of them  singly,  my true and lawful  attorneys,  with full power to sign for me, in my name and in my  capacity  as Trustee of the  Trusts, any amendments to the current registration statements of the Trusts on Form N-1A
(as filed with the  Securities  and Exchange  Commission)  and any  registration statements of the Trusts on Form N-14, or any  amendments  thereto,  to be filed with the Securities and Exchange  Commission,  and all instruments  necessary or desirable in connection therewith, and hereby ratify and confirm my signature as it may be signed by said attorneys to these registration statements,  amendments to such registration statements and other instruments.

                   Signature           Title                     Date
                   ---------           -----                     ----

/s/ Adela Cepeda                      Trustee               March 29, 2004
--------------------------------
Adela Cepeda